SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2018

Globe Photos, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55370	27-0746744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6445 South Tenaya Way, B-130 Las Vegas, Nevada 89113
(Address of principal executive offices)

Registrant’s telephone number, including area code: 702-722-6113

_____________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2018, our Board of Directors appointed Shamar Tobias as our interim Chief Financial Officer, Scott Black as our Chief Legal Officer, and Mark Lanier as an independent member of the Board of Directors.

On November 1, 2018, Scott Black resigned as our Chief Financial Officer.

Shamar Tobias

Mr. Tobias, age 36, has served as the managing partner of Blue Chip Accounting, LLC, a certified public accounting and consulting firm located in Henderson, NV since 2013. In his role as managing partner, he has served as a financial consultant for several companies in the public, private, and governmental sectors. Prior to founding Blue Chip Accounting, Mr. Tobias served as a consulting partner at a PCAOB registered accounting firm also located in Henderson, NV.

Mr. Tobias earned a Bachelor of Science in Accounting and a Masters of Accountancy from the University of Nevada - Las Vegas and also holds a Certified Public Accountant designation in the State of Nevada.

Aside from that provided above, Mr. Tobias does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There were no arrangements or understandings between Mr. Tobias and any other persons pursuant to which he was selected as interim Chief Financial Officer.

There are no family relationships between Mr. Tobias and any of our directors or executive officers.

Aside from the company’s contract with Blue Chip for accounting services, Mr. Tobias has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

Mark Lanier

Mr. Lanier brings to the board more than 38 years of finance and capital markets experience to Globe Photos. Since 1995, he has served as general manager of Grumman Hill Advisors, an investment company specializing in investing in small public companies. He is also co-founder and manager of the Pegasus Capital II Investment Fund. He currently serves on the boards of Clubhouse International, Scinet Development & Holdings, and Thomas Emery’s Sons.

He received his Bachelor of Arts degree, magna cum laude, from Williams College and earned a Masters in English and Literature from Oxford University, England, and MBA from Stanford University’s Graduate School of Business.

Mr. Lanier is considered an independent member of the Board of Directors under Nadsaq rules and he shall serve on the audit committee as a financial expert, as that term is defined under SEC regulations.

There were no arrangements or understandings between Mr. Lanier and any other persons pursuant to which he was selected as members of our Board of Directors. There are no transactions in which either has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.

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Scott Black

Mr. Black’s employment history and other information required by Item 5.02 Form 8-K is contained in our annual report on Form 10-K for the year ended December 31, 2017.

There were no arrangements or understandings between Mr. Black and any other persons pursuant to which he was selected as Chief Legal Officer.

SECTION 8 – Other Events

Item 8.01	Other Events

On November 1, 2018, we issued a press release concerning our new director appointment. On November 6, 2018, we issued a press release concerning our new officer appointments. Copies of these press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively.

The information in Item 8.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

99.1 Press Release, dated November 1, 2018

99.2 Press Release, dated November 6, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Globe Photos, Inc.

/s/ Stuart Scheinman

Stuart Scheinman
Chief Executive Officer

Date: November 6, 2018

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